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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                              ---------------------


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Earliest Event Reported
                                 April 25, 2002


                                 Bepariko BioCom
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
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         (State or other jurisdiction of incorporation of organization)



             000-27339                                  88-0426887
-------------------------------------    ---------------------------------------
 (IRS Employer Identification Number)            (Commission File Number)




                    GSB Building, Suite 417
                   Bala Cynwyd, Pennsylvania             19004
           (Address of principal executive offices)    (Zip Code)

        Registrant's telephone number, including area code (610) 660-5906


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Item 2.  Acquisition or Disposition of Assets

         On April 25, 2002, Bepariko BioCom (the "Company") acquired an approximate 6.25% gross working interest in the South China Prospect and the South French Prospect in the Hackberry Trend located in Jefferson County, Texas (collectively, the "Prospects"), for a purchase price of $350,000. The Company acquired these assets through an assignment from Vitel Ventures Corporation ("Vitel"). Vitel held the right to purchase these assets from Touchstone Resources USA, Inc. ("Touchstone") in exchange for the cancellation of a loan in the principal amount of $350,000 which it had previously extended to Touchstone. Upon assignment of these rights to the Company, Vitel immediately exercised the rights on behalf of the Company and Touchstone transferred the gross working interest in the Prospects to the Company.

         In connection with this acquisition, the Company also acquired two units, representing an approximate 10.26% partnership interest, of Touchstone Resources-2001 Hackberry Drilling Fund, L.P. (the "Partnership") for a purchase price of $400,000. The Partnership owns an approximate 75% working interest in the Prospects. Touchstone Resources Ventures, LLC, the General Partner of the Partnership, is responsible for oversight and coordination of the development and management of the Prospects in conjunction with Touchstone Resources, USA, the operator of the Prospects.

         The Company obtained the funds used to purchase these assets from a private placement of its convertible debt securities which generated aggregate gross proceeds of $1,500,000.

Item 4.  Changes in Registrants Certifying Accountant

         On May 3, 2002, the Company's board of directors approved the dismissal of Kurt D. Salinger, C.P.A., the principal accountants previously engaged to audit the Company's financial statements. Except for an emphasis of matter paragraph which indicated an uncertainty relating to the Company's ability to continue as a going concern, the reports provided by Kurt D. Salinger, C.P.A. for each of the fiscal years ended December 31, 2001 and 2000 did not include an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent period, there were no disagreements with the former independent auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the former independent auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On May 6, 2002, the Company's board of directors approved the engagement of L J Soldinger Associates as the principal accountants to audit the Company's financial statements. During the Company's most recent fiscal year and the subsequent period prior to such appointment, the Company has not consulted the newly engaged independent auditor regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.


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         L J Soldinger Associates reviewed the disclosure provided in this Form
8-K prior to its filing with the Securities and Exchange Commission. The Company has requested that Kurt D. Salinger, C.P.A. furnish a letter to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report and, if not, stating the respects in which it does not agree. This letter was unavailable at the time this report was filed. The Company has requested that Kurt D. Salinger, C.P.A. furnish this letter within ten business days after the filing of this report and the Company will file this letter with the Securities and Exchange Commission within two business days of receipt from Kurt D. Salinger, C.P.A.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

                  10.1 Letter Agreement dated April 25, 2002 by and between Vitel Ventures Corporation and Bepariko BioCom.

                  10.2 Partial Assignment of Oil, Gas and Mineral Lease by and between Touchstone Resources, Inc. and Bepariko BioCom dated April 25, 2002.

                  10.3 Agreement of Limited Partnership of Touchstone Resources - 2001 Hackberry Drilling Fund, L.P.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BEPARIKO BIOCOM
                                             Registrant


                                             By: /s/ Stephen P. Harrington
                                                 ----------------------------
                                                 President


Date:  May 13, 2002